Exhibit 25.2

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ArvinMeritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF ADDITIONAL REGISTRANTS

	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Name of Additional Registrant	Organization	Number
Arvin Cayman Islands, Ltd	Cayman Islands	98-0338029
Arvin European Holdings (UK) Limited	United Kingdom	38-3559691
Arvin Holdings Netherlands B.V	Netherlands	98-0589784
Arvin Innovation Holdings, Inc	Delaware	26-4240411
Arvin Innovation Management, Inc	Delaware	25-1221513
Arvin Innovation Mexico Holdings II, LLC	Delaware	26-3131998
Arvin Innovation Mexico Holdings III, LLC	Delaware	26-3790510
Arvin Industries Foreign Sales Corporation	Virgin Islands of the United States	66-0417358
Arvin International Holdings, LLC	Delaware	90-0218822
Arvin Replacement Products Finance, LLC	Delaware	38-3617890
Arvin Technologies, Inc	Michigan	38-3349979
ArvinMeritor Assembly, LLC	Delaware	38-3617889
ArvinMeritor Brake Holdings, Inc	Delaware	25-1251994
ArvinMeritor B.V	Netherlands	52-2196515
ArvinMeritor Filters Holding Co., LLC	Delaware	38-2060287
ArvinMeritor Filters Operating Co., LLC	Delaware	73-1305936
ArvinMeritor Former Ride Control Operating Co., Inc	Delaware	36-3739286
ArvinMeritor Holdings, LLC	Delaware	74-3189806
ArvinMeritor Holdings Mexico, LLC	Delaware	98-0439989
ArvinMeritor, Inc., a Nevada Corporation	Nevada	52-2092391
ArvinMeritor Investments, LLC	Delaware	98-0216621
ArvinMeritor Limited	United Kingdom	98-0110847
ArvinMeritor Mascot, LLC	Delaware	26-2497100
ArvinMeritor OE, LLC	Delaware	38-3622443
Arvinmeritor Sweden AB	Sweden	98-0473144
ArvinMeritor Technology, LLC	Delaware	52-2196523
Arvinyl West, Inc	California	95-1934716
AVM, Inc	South Carolina	36-3739285
Euclid Industries, LLC	Delaware	38-3442143
Gabriel Europe, Inc	Delaware	36-2809524
Maremont Corporation	Delaware	13-2986138
Maremont Exhaust Products, Inc	Delaware	36-3739284
Meritor Cayman Islands, Ltd	Cayman Islands	38-3559688
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc	Delaware	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	38-3371768
Meritor Heavy Vehicle Systems (Mexico), Inc	Delaware	38-3436042
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd	Delaware	25-1407192
Meritor Heavy Vehicle Systems (Venezuela), Inc	Delaware	38-3436040
Meritor Holdings Netherlands B.V	Netherlands	98-0218743
Meritor Light Vehicle Systems (Spain), Inc	Delaware	52-2092227
Meritor Luxembourg S.A.R.L	Luxembourg	98-0217915
Meritor Management, Inc	Delaware	26-3151995
Meritor Technology, Inc	Delaware	98-0272396
Meritor Transmission Corporation	Delaware	38-3481985

2135 West Maple Road
Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 13th day of November, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ D. G. DONOVAN
	Name:	D. G. DONOVAN
	Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
          At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398

Total assets	$1,910,218

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Not Available
Total bank equity capital	1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,441,691

Total liabilities and equity capital	1,910,218

          I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)